================================================================================

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                                Razorfish, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement no.:

   (3) Filing Party:

   (4) Date Filed:

================================================================================

[LOGO] RAZORFISH/TM/

                                RAZORFISH, INC.
                               107 Grand Street
                           New York, New York 10013

                                                                   May 30, 2002

Dear Stockholder,

   I am pleased to invite you to the Annual Meeting of Stockholders of Razorfish, Inc. The meeting will be held on July 11, 2002, starting at 11:00 a.m., Eastern Time, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104.

   Important information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. After careful consideration, our Board of Directors has unanimously approved the three proposals described in the Proxy Statement and recommends that you vote FOR each proposal.

   The Board of Directors has fixed the close of business on May 21, 2002 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

   Your vote is important. Registered stockholders can vote their shares over the Internet, by using a toll-free telephone number or by mailing back a traditional proxy card. Voting over the Internet, by telephone or written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Instructions for using these convenient services are provided in the Proxy Statement and on the proxy card. Mailing your completed proxy card or using Razorfish's Internet or telephone voting procedures will not prevent you from voting in person at the Annual Meeting if you wish to do so.

   Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

   A copy of our Annual Report to Stockholders for the year 2001 is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.


                                          Sincerely yours,

                                          /s/ Jean-Philippe Maheu
                                          -----------------------
                                          Jean-Philippe Maheu
                                          Chief Executive Officer

                                RAZORFISH, INC.
                               107 Grand Street
                           New York, New York 10013

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held July 11, 2002

To the Stockholders of RAZORFISH, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Razorfish, Inc., a Delaware corporation (the "Company" or "Razorfish"), will be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104, on Thursday, July 11, 2002, at 11:00 a.m., Eastern Time, for the following purposes:

       1. ELECTION OF DIRECTORS. To elect four members of the Board of Directors to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified;

       2. AMENDMENT TO CERTIFICATE OF INCORPORATION. To approve an amendment to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split (the "Reverse Stock Split") of all of the outstanding shares of Class A Common Stock ("Common Stock"), at a ratio between one-to-ten and one-to-thirty to be determined at the discretion of the Board of Directors;

       3. TO ADOPT THE 2002 STOCK INCENTIVE PLAN; and

       4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on May 21, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

   Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, use Razorfish's Internet voting procedures or cast your vote via telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or use Razorfish's Internet or telephone voting procedures and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                                  By Order of the Board of
                                                    Directors

                                                  /s/ Jean-Philippe Maheu
                                                  -----------------------
                                                  Jean-Philippe Maheu
                                                  Chief Executive Officer

New York, New York
May 30, 2002

To be Mailed to Stockholders on or about June 5, 2002

                                RAZORFISH, INC.
                               107 Grand Street
                           New York, New York 10013

                                PROXY STATEMENT

General Information

   This Proxy Statement is furnished to the stockholders of Razorfish, Inc., a Delaware corporation (the ''Company'' or ''Razorfish''), in connection with the solicitation by the Board of Directors (the ''Board'') of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the ''Annual Meeting'') to be held on Thursday, July 11, 2002 at 11:00 a.m., Eastern Time, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxy

   Any proxy given pursuant to this solicitation and any votes cast using Razorfish's Internet or telephone voting procedures may be revoked by the person giving it at any time before it is exercised by: (1) delivering to the Company (to the attention of the Company's General Counsel) a written notice of revocation or a duly executed proxy bearing a later date; (2) casting a later vote using the Internet or telephone voting procedures; or (3) attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   The solicitation of proxies will be conducted primarily by mail, and the Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of Razorfish's Class A Common Stock, par value $.01 per share (the ''Common Stock''). The Company has retained American Stock Transfer & Trust Company to aid in the distribution of the proxy materials at an estimated cost not to exceed $120,000. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

   The close of business on May 21, 2002 has been fixed as the record date (the ''Record Date'') for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of May 15, 2002 there were 144,036,423 shares of the Common Stock outstanding and entitled to vote at the Annual Meeting, held by 541 stockholders of record. The presence at the Annual Meeting of a majority, or 72,018,212 of these shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting.

   If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present.

   Razorfish believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

   With respect to Proposal No. 1, directors are elected by plurality of the votes of the shares of common stock represented and voted at the meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Consequently, only the number of votes ''for'' and ''against'' affect the outcome, and abstentions and broker non-votes will have no effect on the outcome of the election of directors, except to the extent that failure to vote for an individual results in another individual receiving a larger number of votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

   Proposal No. 2--the amendment to the Company's Certificate of Incorporation, as amended, to reflect the Reverse Stock Split--will require the affirmative vote of a majority of the issued and outstanding shares of the Common Stock of the Company entitled to vote on this matter. Abstentions and broker non-votes effectively count as votes against Proposal No. 2.

   The affirmative vote of a majority of the issued and outstanding shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal No. 3--the approval of the 2002 Stock Incentive Plan. Abstentions and broker non-votes effectively count as votes against Proposal No. 3 since they are deemed to be present at the meeting. With respect to Proposal No. 3, the Company believes that brokers who are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares.

   If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR the approval of the amendment to the Company's Certificate of Incorporation, as amended, to effect the Reverse Stock Split, FOR adoption of the 2002 Stock Incentive Plan, and with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

Voting By Telephone or The Internet

   Stockholders can save the Company expense by voting their shares over the telephone or by voting on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. (General Corporation Law of the State of Delaware, Section 212(c).) The voting procedures available to stockholders for the Annual Meeting are designed to authenticate each stockholder by use of a control number (the "Control Number"), to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

   Stockholders may go to the website listed on their proxy card to vote on the Internet. They will be required to provide the Control Numbers contained on their proxy cards. After providing the correct Control Number, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling the telephone number listed on his or her proxy card and following the recorded instructions.

   Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. Beneficial owners may also be able to vote by telephone or the Internet. They should follow the instructions on the form they receive from their bank, broker, or other agent.

   The method of voting used will not limit a stockholder's right to attend the Annual Meeting.

Receiving Proxy Materials on The Internet

   Stockholders may sign up on the Internet to receive future proxy materials and other stockholder communications on the Internet instead of receiving printed materials by mail. This will reduce the Company's printing and postage costs. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. You can access the Internet site at the address listed on your proxy card for additional information and to sign up. You will be asked to enter the Control Number contained on your proxy card.

   When proxy materials for the Annual Meeting to be held in the year 2003 are ready for distribution, those who have accepted electronic receipt will receive e-mail notice of their Control Numbers and the Internet site for viewing proxy materials and for voting. Acceptance of electronic receipt will remain in effect until it is withdrawn; it can be withdrawn at any time by contacting the transfer agent.

   Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Razorfish Common Stock that is held for you by a broker or bank, you may contact that broker or bank to find out whether this service is available to you.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of common stock as of May 15, 2002 by:

      (1) each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by Razorfish to own beneficially 5% or more of the common stock;

      (2) Razorfish's directors and Named Executive Officers; and

      (3) all directors and executive officers of Razorfish as a group.

   As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within sixty days from May 15, 2002 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within sixty days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 144,036,423 shares of common stock outstanding as of May 15, 2002.

                                                   Beneficial Ownership
     Name and address of                         -------------------------
     beneficial owner (1)                             Number       Percent
     --------------------                        ----------------- -------
     Jean-Philippe Maheu........................     1,436,163 (2)     *
     John J. Roberts............................       867,220 (3)     *
     Robert W. Lord.............................       636,665 (3)     *
     Hilary A. Fenner...........................       102,775 (3)     *
     Carter F. Bales............................       142,068 (4)     *
     Bo Dimert..................................        97,958 (3)     *
     Peter A. Lund..............................       102,818 (3)     *
     Directors and executive officers as a group     3,395,667       2.4

     Former officers and executive officers
     Jeffrey A. Dachis(5).......................     2,870,000 (3)   2.0
     Craig M. Kanarick(6).......................     2,213,233 (7)   1.5

--------
*  Less than 1%
(1) Unless otherwise noted, the address of each of the persons listed is 32 Mercer Street, 3rd Floor New York, New York 10013.
(2) Includes 1,352,243 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of May 15, 2002.
(3) Common Stock subject to options that are currently exercisable or exercisable within 60 days of May 15, 2002.
(4) Includes 134,068 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of May 15, 2002.
(5) The address for Jeffrey Dachis is 14 Prince Street, #6, New York, NY 10012.
(6) The address for Craig M. Kanarick is 259 W. 15th Street, New York, NY 10011.
(7) Includes 1,225,441 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of May 15, 2002.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company's By-Laws authorize the number of directors to be not less than three nor more than twelve. The number of directors on the Board currently consists of four members.

   At the Annual Meeting, the stockholders will elect four directors, who will serve a one-year term until the annual meeting of stockholders to be held in 2003 or until a successor is elected or appointed and qualified or until such director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, four directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED BELOW.

Information Concerning Nominees

   Certain information about each of the nominees is set forth below. Each director has served continuously with the Company since his first election as indicated below.

                                                                     Director
             Name           Age               Position                Since
             ----           ---               --------               --------
   Jean-Philippe Maheu..... 38  Chief Executive Officer and Director   2001
   Carter F. Bales(1)(2)(3) 63                Director                 1999
   Bo Dimert(1)(2)(3)...... 58                Director                 2000
   Peter A. Lund(1)(2)(3).. 61                Director                 2001

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Executive Committee.

   Jean-Philippe Maheu has served as Chief Executive Officer of Razorfish since May 2001. Prior to becoming Chief Executive Officer, Mr. Maheu served as Chief Operating Officer since July 1, 2000 and Executive Vice President--North American Operations of Razorfish from January 1999 until June 30, 2000. He was Executive Vice President of Corporate Development of Razorfish from December 1997 until December 1998. Mr. Maheu served as Vice President of Business Development and Strategy of Razorfish from July 1997 until December 1997. From February 1995 to June 1997, Mr. Maheu served as a principal of Gunn Partners, a management consulting firm. From September 1989 to January 1995, Mr. Maheu was a consultant and manager of A.T. Kearney, an international management consulting firm. Mr. Maheu holds a M.S. degree in information systems from Pierre and Marie Curie University--Paris and an M.B.A. degree in finance and marketing from the J.L. Kellogg Graduate School of Management at Northwestern University.

   Carter F. Bales has been a director of Razorfish since March 1999. Mr. Bales has served as a managing director of The Wicks Group of Companies, L.L.C., a private equity investment firm specializing in certain segments of the communications, information and media industries that he co-founded, since June 1998. From June 1965 until June 1998, Mr. Bales was a director and served in various other senior positions at McKinsey & Company, Inc., an international management consulting firm. Since leaving McKinsey in 1998, Mr. Bales has provided continued services to McKinsey as an outside consultant and as a member of McKinsey's Advisory Council.

   Bo Dimert has been a director of Razorfish since November 2000. Mr. Dimert served as President and CEO of Ericsson Inc. and Executive Vice President of the Ericsson Group from September of 1998 until retiring from Ericsson in August 2000. From May 1995 until August 1998, Mr. Dimert was Executive Vice President and General Manager of Enterprise Networks, a world-wide business unit of Ericsson. From 1985 until 1995, Mr. Dimert served first as Managing Director for Sweden and then head of the Nordic Area for Digital Equipment Corporation. Between 1966 and 1985 Mr. Dimert held various positions at Electrolux and IBM respectively. In addition to Razorfish, Mr. Dimert currently serves on the boards of the following organizations in Sweden: the Sweden-America Foundation, Telelogic AB and Net Insight, both public companies, and ipUnplugged and ZoomOn; and Mr. Dimert has been a member of various boards for Ericsson companies in the US, the UK, France, Mexico, the Netherlands, Denmark, Norway, Sweden and China.

   Peter A. Lund has been a director of Razorfish since February 2001. Mr. Lund has been a private investor and media consultant since 1997 and currently serves as Chairman of the Board of Eos International, Inc (formerly Dreamlife, Inc.), a publicly traded internet company where he also served as Chief Executive Officer from May of 2000 until August 2001. Lund served as President and Chief Executive Officer, CBS Inc., and President and Chief Executive Officer, CBS Television and Cable, from October 1995 to June 1997. Prior to that, he had been President, CBS Broadcast Group. Mr. Lund first joined CBS in 1977, as vice president of the CBS-owned AM radio stations. During the next 18 years, he held a variety of management positions at CBS including Vice President and General Manager at WBBM-TV in Chicago and WCBS-TV in New York; President, CBS Sports; President, CBS Television Stations; President, CBS Television Network; and Executive Vice President, CBS Broadcast Group. In addition to Eos International, Inc. and Razorfish, Inc., Mr. Lund is a member of the board of directors of Hughes Electronics Corporation and Crown Media Holdings, Inc., all publicly held companies. He is also a member of the board of trustees at his alma mater, the University of St. Thomas.

Meetings and Committees of the Board of Directors

   During 2001, the Board met twenty-two times and acted by unanimous written consent 17 times. Razorfish has an Audit Committee, Compensation Committee and Executive upon which both Messrs. Bales, Dimert and Lund serve. No Director attended fewer than 75% of the aggregate of either (1) the total number of Board meetings held during the period for which he was a Director or (2) the total number of committee meetings of the Board, on which he served, held during the period for which he was a Director.

   The Compensation Committee met one time in 2001 and acted by unanimous written consent 2 times in 2001. The Compensation Committee supervises and makes recommendations with respect to compensation levels of key employees, including our executive officers, and all benefit plans involving employees of Razorfish. The Compensation Committee also administers our stock option plans. It approves, upon the recommendation of the Chief Executive Officer or other appropriate officer, the terms of employment of all officers of Razorfish except the Chief Executive Officer and recommends the terms of employment of the Chief Executive Officer to the Board of Directors for approval.

   The Audit Committee held three meetings in 2001. The Audit Committee reviews the preparations for and the scope of the audit of Razorfish's annual financial statements, reviews drafts of such statements, makes recommendations as to the engagement and fees of the independent auditors and monitors the functioning of Razorfish's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors. The members of the Audit Committee are considered independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. In addition, the Audit Committee has direct access to the independent auditors, and counsel to Razorfish and performs such other duties relating to the maintenance of the proper books of account and records of Razorfish and other matters as the Board of Directors may assign from time to time.

   The Executive Committee was formed in May of 2001 and met four times in 2001. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation but does not have the power and authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law or the Company's By-Laws to be submitted to stockholders for approval, (ii) adopting, amending, or repealing any bylaw of the corporation
(iii) the matters delegated to the Compensation Committee and (iv) the matters delegated to the Audit Committee.

   The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder which wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-Laws. The Company will furnish copies of such By-Law provisions upon written request to the Company's principal executive offices, 107 Grand Street, New York, NY 10013, Attention:
Investor Relations.

Audit Committee Report

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the Compensation Committee Report and the Performance Graph set forth elsewhere in this Proxy Statement shall not be deemed to be incorporated by reference into any such filings, except to the extent the Company specifically incorporates this report by reference therein.

   On May 26, 2000, the Board adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A to the 2000 Proxy Statement filed on June 7, 2000. Pursuant to the charter, the Audit Committee, among other things, makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of Razorfish's annual financial statements, reviews drafts of such statements, monitors the functioning of Razorfish's accounting and internal control systems by meeting with representatives of management, the independent auditors and reviews and approves transactions between us and our directors, officers and affiliates. In addition in accordance with the regulations of the Securities and Exchange Commission, the Audit Committee has issued the following report. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission.

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Codification of Statements on Auditing Standards, AU (S)380). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board in Independence Standards Board Standard No. 1.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal 2001.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee:

                                          Carter F. Bales
                                          Bo Dimert
                                          Peter A. Lund

Audit Fees

   The aggregate fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 were approximately $266,000.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP did not render any professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

   The aggregate fees for other professional services rendered in connection with the local statutory audits and SEC filings for the Company during the fiscal year ended December 31, 2001 were approximately $75,000.

Directors Compensation

   Directors who are also employees of Razorfish receive no additional compensation for their services as directors. Directors who are not employees of Razorfish do not receive a fee for attendance in person at meetings of the Board of Directors or committees of the Board of Directors, but they are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with the attendance of meetings.

Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee consists of Messrs. Bales, Dimert and Lund. None of the members of this Committee is a present or former officer or employee of the Company or any of its subsidiaries. Neither member of this Committee served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the ''Exchange Act''), requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, ''Reporting Persons'') to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

   The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements on a timely basis, except as hereinafter disclosed. Mr. Jeffrey Dachis, former Chief Executive Officer and Treasurer, was inadvertently late in reporting the exercise of 230,000 options for 230,000 shares of Common Stock and the sale of such Common Stock in June of 2001. Mr. Michael Simon, former Executive Vice President of Business Affairs and General Counsel, was inadvertently late in reporting the December sale of 200 shares of Common Stock by his wife, Fifi Simon. Mr. Robert Lord was inadvertently late in filing his Form 3 to report his appointment to the office of Executive Vice President--North America in January of 2001.

Information Concerning Executive Officers

   The executive officers of the Company as of the date of this Proxy Statement, other than Mr. Maheu, are identified below, together with information regarding the business experience of such officers. Information regarding the business experience of Mr. Maheu is set forth above under the heading ''Information Concerning Nominees.''

      Name            Age                       Position
      ----            ---                       --------
  Jean-Philippe Maheu 38  Chief Executive Officer and Director
  John J. Roberts.... 35  Chief Financial Officer
  Robert W. Lord..... 39  Chief Operating Officer
  Hilary A. Fenner... 30  Vice President--Business Affairs and General Counsel

   John J. Roberts became Chief Financial Officer of Razorfish in April 2000. Prior to joining Razorfish, Mr. Roberts had been a partner at PricewaterhouseCoopers LLP since 1998, and had served in various positions at PricewaterhouseCoopers LLP since 1988. Mr. Roberts holds a B.S. in accounting from Boston College and is a Certified Public Accountant.

   Robert W. Lord has been the Chief Operating Officer of Razorfish since January 2002. Prior to that, Mr. Lord was Executive Vice President for North American Operations for Razorfish since November 2000. From July 2000 until he joined Razorfish in November 2000, Mr. Lord was Vice President of Corporate Alliances and Business Development at Pretzel Logic Software, Inc. From February 2000 until July 2000, Mr. Lord was Vice President, Client Support Services for Agility.com. Mr. Lord was Chief Operating Officer of Prism Rehab Systems from May 1996 until November 1999. In 1999, Mr. Lord was also an Executive Vice President of Prism. From February 1995 until May 1996, Mr. Lord was an area vice president for Novacare Contract Services. Mr. Lord holds a B.S. degree in Engineering from Syracuse University and an M.B.A. from Harvard University.

   Hilary A. Fenner became Vice President of Business Affairs and General Counsel in November of 2001. Prior to joining Razorfish as Senior Director of Business Affairs in November of 1999, Ms. Fenner was an associate at the law firm of King & Spalding in New York from September 1998 until October 1999 and an associate at the law firm of Alston & Bird in Atlanta from September 1997 until August 1998. Ms Fenner received her juris doctor from the University of Virginia in 1997, and she also holds a B.A. in English from the University of Virginia.

Relationships Among Directors or Executive Officers

   There are no family relationships among any of the directors or executive officers of the Company.

Executive Compensation

   The following table sets forth compensation earned, whether paid or deferred, by (i) the Company's Chief Executive Officer for the year ended December 31, 2001, (ii) the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2001, and (iii) two individuals who would have been one of the four highest paid executive officers had they continued to serve in that capacity as of December 31, 2001 (the "Named Executive Officers") for services rendered in all capacities to the Company.

                          Summary Compensation Table

                                                                                                 Long-term
                                             Annual compensation    All Other Compensation  compensation awards
                                           --------------------    ---------------------    --------------------
                                                                      401(k)
                                    Fiscal   Salary                  Employer               Number of Securities
   Name and principal position       Year     ($)       Bonus ($)  Contribution  Severance   underlying options
   ---------------------------      ------ -------     ---------   ------------ ---------   --------------------
     Current CEO & Executive
            Officers:
Jean-Philippe Maheu................  2001  333,333     125,000 (5)    3,000                        700,000
  Chief Executive Officer and        2000  325,000                    2,400                        525,000 (4)
  Director                           1999  150,000                    3,000                         90,000
John J. Roberts....................  2001  300,000                                                 500,000
  Chief Financial Officer            2000  192,708     100,000 (7)                                 550,000 (4)
Robert W. Lord.....................  2001  270,000                    3,000                        500,000
  Chief Operating Officer            2000   45,000                                                 200,000 (4)
Hilary A. Fenner...................  2001  127,583                    1,906                         29,000
  Vice President Business Affairs    2000  101,667                    1,500
  and General Counsel                1999   16,167 (8)

Former CEO and Executive
Officers:
Jeffrey A. Dachis..................  2001  150,000                    1,125     750,000 (6)        630,000
  Former Chief Executive Officer,    2000  418,827 (1)                2,400                      1,370,000 (2)
  Co-Chairman of the Board,          1999  104,000 (3)                3,000                      1,000,000
  Treasurer and Director
Michael S. Simon...................  2001  275,000      50,000 (5)    2,400                        500,000
  Former Executive Vice              2000  247,000                    2,400                        450,000 (4)
  President--Business Affairs and    1999  150,000                    3,000                        240,000
  General
  Counsel
Craig M. Kanarick..................  2001  133,333                    1,250     400,000 (6)        400,000
  Former Chief Strategic Officer,    2000  292,000                    2,400                        700,000 (9)
  Co-Chairman of the Board,          1999  300,000                    3,000                        100,000
  Secretary and Director

--------
(1) Mr. Dachis' annual salary was increased to $450,000 as of April 15, 2000.

(2) Options granted to Mr. Dachis for 370,000 shares of Common Stock on February 1, 2001, options for 100,000 shares of Common Stock was compensation for services rendered during 1999 and options for 200,000 shares of Common Stock was compensation for services rendered during 2000.
(3) Mr. Dachis' annual salary was increased to $300,000 in December 1999.
(4) Options granted to the named executive on January 10, 2001, they was compensation for services rendered during 2000.
(5) Although these bonus amounts were paid in January 2000, they were paid as compensation for services rendered during 1999.
(6) These amounts were paid to the named executive pursuant to the terms of a separation agreement which terminated the named executive's employment agreement. See further discussion below under Employment and Non-Competition Agreements.
(7) Signing bonus paid to Mr. Roberts.
(8) The named executive began her employment with Razorfish in November 1999.
(9) Options granted to Mr. Kanarick for 500,000 shares of Common Stock on January 10, 2001, was compensation for services rendered during 2000.

   Additionally each of the above named executive officers participated in Razorfish's customary employee health and benefit plans.

   The amount of the bonus paid to each Named Executive Officer during 2000 and 2001 was determined by the Compensation Committee.

Option Grants in Fiscal 2001

         The following table sets forth information regarding stock options granted pursuant to the 1999 Stock Incentive Plan during 2001 to each of the Named Executive Officers.

                                     Percent of                                  Potential realizable value at
                         Number of  total options                                   assumed annual rates of
                        Securities   granted to   Exercise                       stock price appreciation for
                        underlying    employees    or base   Market                     option term ($)
                          options     in fiscal     price     Price   Expiration -----------------------------
       Names            granted (#)   year (%)    ($/share) ($/share)    Date       0%        5%       10%
       -----            ----------- ------------- --------- --------- ----------  -------  -------  ---------
Current CEO & Executive
 Officers:
Jean-Philippe Maheu (1)   300,000                    1.38      1.38    1/10/11             260,362    659,809
                    (2)   400,000                    0.63     $0.63    3/19/11             157,224    250,000
                    (3)   300,000       4.25         0.01     $0.91     6/1/11   270,000   171,688    435,092

John J. Roberts     (1)   300,000                    1.38      1.38    1/10/11             260,362    659,809
                    (2)   400,000                    0.63     $0.63    3/19/11             157,224    398,436
                    (3)   100,000       3.40         0.01     $0.91     6/1/11    90,000    57,229    145,031

Robert W. Lord      (1)   200,000                    1.38     $1.38    1/10/11             172,946    438,279
                    (2)   400,000                    0.63     $0.63    3/19/11             157,224    398,436
                    (3)   100,000       2.98         0.01     $0.91     6/1/11    90,000    57,229    145,031

Hilary A. Fenner    (1)     2,000                    1.38     $1.38    1/10/11               3,459      8,766
                    (4)     2,000                    1.38     $1.38    1/10/11               3,459      8,766
                    (2)    25,000       0.12         0.63     $0.63    3/19/11               9,826     24,902

Former CEO and Former
 Executive Officers:
Jeffrey A. Dachis   (5)   100,000                  40.625      2.19     5/2/03             137,728  4,062,500
                    (5)   270,000                  15.625      2.19     5/2/03             371,865  4,201,875
                    (5)   130,000                    1.44      1.44     5/2/03             117,729    187,200
                    (5)   500,000       4.25         0.63      0.63     5/2/03             198,102    315,000

Michael S. Simon    (6)   300,000                    1.38      1.38    expired
                    (7)   400,000                    0.63      0.63    1/20/02             158,481    252,000
                    (6)   100,000       3.40         0.01      0.91    expired

Craig M. Kanarick   (5)   500,000                    1.38      1.38     5/2/03             433,937    690,000
                    (5)   400,000       3.83         0.63      0.63     5/2/03             158,481    252,000

--------
(1) One-third vested on January 10, 2002 and the remainder vests on each monthly anniversary of the vesting commencement date thereafter in 1/24 increments.
(2) One-third vested on both June 11, 2001 and December 11, 2001, with one-third vesting on December 11, 2002.
(3) Fifty percent vested on December 1, 2001 and fifty percent vests on June 1, 2002.
(4) Fifty percent vested on January 10, 2001 and fifty percent vested on January 10, 2002.
(5) All of these options are fully vested.
(6) All of these options lapsed due to the termination of the named executive's service prior to vesting.
(7) 133,334 of these options vested and the remainder lapsed due to the termination of the named executive's service prior to vesting.

   The values set forth in the last three columns of the table set forth above represent the gain that the Named Executive Officer would realize assuming that
(1) such officer exercises all of the options granted at the end of their respective terms and (2) the value of a share of Razorfish's Common Stock has increased annually by a rate of 0% (for grants of options for Common Stock that have an exercise price that is less than the market price of Common Stock on the date of grant), 5% and 10% respectively during the term of the option. These growth rates are prescribed by the Securities and Exchange Commission. By including these values, Razorfish does not intend to forecast the possible appreciation of its Common Stock or to establish a present value of these options. In addition, the Named Executive Officer will not realize any gain unless there is an increase in Razorfish's stock price.

Fiscal Year-End Option Values

   The following table sets forth certain information with respect to the Named Executive Officers regarding the stock options exercised during 2001. It shows the aggregate number of unexercised options to purchase Common Stock granted in all years and held by the Named Executive Officers as of December 31, 2001, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 2001. The value of unexercised options at year-end is based on the December 31, 2001 closing price of $.22 per share of common stock as reported on the Nasdaq National Market.

                                            Number of securities     Value of unexercised in the
                     Shares                underlying unexercised     money options at fiscal
                    acquired              options at fiscal year-end       year-end ($)
                       on       Value     -------------------------  ---------------------------
Name                exercise realized ($) Exercisable  Unexercisable Exercisable  Unexercisable
----                -------- ------------ -----------  ------------- -----------  -------------
Current CEO & Executive Officers:
Jean-Philippe Maheu      --         --       656,965      677,227      31,500        31,500
John J. Roberts....      --         --       455,555      594,445      10,500        10,500
Robert W. Lord.....      --         --       316,667      383,333      10,500        10,500
Hilary A. Fenner...      --         --        29,775       18,225          --            --

Former CEO and Former Executive Officers:
Jeffrey A. Dachis.. 230,000     56,700     2,870,000           --          --            --
Michael S. Simon...     500         78       132,834           --          --            --
Craig M. Kanarick..      --         --     1,225,441           --          --            --

Directors Compensation

   Directors who are also employees of Razorfish receive no additional compensation for their services as directors. Directors who are not employees of Razorfish do not receive a fee for attendance in person at meetings of the Board of Directors or committees of the Board of Directors, but they are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with the attendance of meetings.

Employment and Non-Competition Agreements

  Employment Agreement with Mr. Maheu

   Razorfish has entered into an employment agreement with Mr. Maheu, dated July 1, 2000. His annual base salary is $400,000; however, Mr. Maheu voluntarily reduced his salary to $300,000 effective May 1, 2001. His salary may be further changed in accordance with the terms of the agreement.

   The initial term of Mr. Maheu's employment agreement expires on December 31, 2004. Upon the expiration of the initial term, the agreement remains in effect and may be terminated by either party upon six months' prior written notice.

   The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Maheu's termination of employment. In addition, the agreement contains other customary conditions regarding applicable terms in the event of Mr. Maheu's termination and change of control.

  Employment Agreement with Mr. Roberts

   Razorfish has entered into an employment agreement with Mr. Roberts, dated August 1, 2000, pursuant to which Mr. Roberts serves as Chief Financial Officer. Mr. Roberts receives an annual base salary of $300,000 per annum. His salary may be further changed in accordance with the terms of the agreement.

   The initial term of Mr. Roberts employment agreement expires on December 31, 2004. Upon the expiration of the initial term, the agreement remains in effect and may be terminated by either party upon six months' prior written notice.

   The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Roberts termination of employment. In addition, the agreement contains other customary conditions regarding applicable terms in the event of Mr. Roberts termination and change of control.

  Employment Agreement and Separation Agreement with Mr. Dachis

   Razorfish had entered into an employment agreement with Mr. Dachis, pursuant to which Mr. Dachis served as Chief Executive Officer and Treasurer and received an annual base salary of $450,000 per annum. In connection with his resignation, on May 2, 2001, Razorfish entered into a separation and release agreement with Mr. Dachis, pursuant to which Mr. Dachis resigned as Chief Executive Officer. In accordance with the provisions of the separation agreement, Mr. Dachis received $750,000 and the employment agreement between Razorfish and Mr. Dachis has been terminated.

   The employment agreement contained customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Dachis' termination of employment which survived pursuant to the terms of the separation agreement.

  Employment Agreement and Separation Agreement with Mr. Kanarick

   Razorfish had entered into an employment agreement with Mr. Kanarick, pursuant to which Mr. Kanarick served as Chief Strategic Officer. Mr. Kanarick received an annual base salary of $400,000 per annum. On May 2, 2001, Razorfish entered into a separation and release agreement with Mr. Kanarick, pursuant to which Mr. Kanarick resigned as Chief Strategic Officer. In accordance with the provisions of the separation agreement, Mr. Kanarick received $450,000 and the employment agreement between Razorfish and Mr. Kanarick has been terminated.

   The employment agreement contained customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Kanarick's termination of employment which survived pursuant to the terms of the separation agreement.

  Employment Agreement and Separation Agreement with Ms. Susan Murphree

   Razorfish had entered into an employment agreement with Ms. Susan Murphree, pursuant to which Ms. Murphree served as Executive Vice President Mergers and Acquisitions and Integration. Ms. Murphree received an annual base salary of $250,000 per annum. On February 8, 2001, Razorfish entered into a separation agreement with Ms. Murphree pursuant to which Ms. Murphree resigned as Executive Vice President Mergers and Acquisitions and Integration. In accordance with the provisions of the separation agreement, Ms. Murphree received $1,250,000 and the employment agreement between Razorfish and Ms. Murphree has been terminated.

   The employment agreement contained customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Ms. Murphree's termination of employment which survived pursuant to the terms of the separation agreement.

  Employment Agreement and Separation Agreement with Mr. Simon

   Razorfish had entered into an employment agreement with Mr. Simon, pursuant to which Mr. Simon served as Executive Vice President, Business Affairs and General Counsel. Mr. Simon received an annual base salary of $300,000 per annum. Mr. Simon resigned in November of 2001 and entered into a separation agreement. The employment agreement contained customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Razorfish's employees or clients upon Mr. Simon's termination of employment which survived pursuant to the terms of the separation agreement.

Board Compensation Committee Report on Executive Compensation

  Scope of the Committees' Work

   The Compensation Committee of Razorfish's Board of Directors has the authority and responsibility to establish the overall compensation strategy for Razorfish, including salary and bonus levels, to administer the stock option and benefit plans and to review and make recommendations to the Board with respect to the compensation of Razorfish's executive officers. The current members of the Compensation Committee are Messrs. Bales, Dimert and Lund, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Code.

  Executive Compensation Philosophy and Policies

   Razorfish's overall compensation philosophy is to provide a total compensation package that is competitive and enables Razorfish to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the Company.

   The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, Razorfish's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

   In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of competitive compensation for similarly situated executives in the Company's industry.

  Executive Compensation

   Base Salary and Bonus. Salaries for executive officers for 2001 were established by the Compensation Committee after evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. No cash bonuses were paid with respect to 2001.

   Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of Razorfish's stockholders and encourages executives to remain in Razorfish's employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Razorfish's financial and strategic objectives, and industry practices and norms.

  Compensation of the Chief Executive Officer

   Mr. Dachis, who served as Razorfish's Chief Executive Officer from its formation in January 1995 until May 2, 2001, was paid a base salary at an annual rate of $400,000 for the year 2001. He was not paid a cash bonus but was granted options to purchase 1,270,000 shares of Common Stock at the then fair market value for his service to the Company in 2000; however, in order to comply with the Section 162(m) limitations, 270,000 of these were granted in 2001. Mr. Dachis' salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in the Company's industry. On May 2, 2001, Mr. Dachis resigned his position as Chief Executive Officer and Mr. Maheu became Chief Executive Officer.

   Mr. Maheu, Razorfish's Chief Executive Officer since May of 2001, receives an annual base salary of $400,000. Further, effective May 1, 2001, Mr. Maheu has unilaterally and voluntarily reduced his salary to $300,000. He was not paid a cash bonus but was granted options to purchase 400,000 shares of Common Stock at the then fair market value for his service to the Company in 2001. Mr. Maheu was also granted 300,000 shares of common stock at a below market exercise price of $0.01 on June 1, 2001. The options were granted to Mr. Maheu as a retention bonus and to further align his interests with the interests of the Company's stockholders.

  Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to Razorfish's executive officers in 2001 did not exceed the $1 million limit per officer. The 1999 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million.

                                          Submitted by the Compensation
                                            Committee:

                                          Carter F. Bales
                                          Peter A. Lund
                                          Bo Dimert

Stock Performance Graph

   The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on THE NASDAQ 100, the Dow Jones Industrial and the S&P 500. The period shown commences on April 26, 1999, the date that the Company's Common Stock was first traded in a public market. The graph assumes an investment of $100 on April 26, 1999. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.




                                    [CHART]


                                       December 31, December 31, December 31,
                        April 26, 1999     1999         2000         2001
                        -------------- ------------ ------------ ------------
   Razorfish, Inc......     100.00        279.10          9.7        1.31
   S&P 500.............     100.00        118.49       107.51       84.24
   Dow Jones Industrial     100.00        123.66       117.45       92.52
   The Nasdaq Composite     100.00        187.09       111.89       74.95

                                PROPOSAL NO. 2

  AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
                                  STOCK SPLIT

   The Company's stockholders are being asked to approve an amendment to the Company's Certificate of Incorporation, as amended, to effect the Reverse Stock Split.

REQUIRED VOTE

   The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the annual meeting is required to approve the foregoing proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes. In the absence of instructions to the contrary, proxies covering the common stock will be voted for the amendment.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK
                                     SPLIT

   The Board has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal to amend paragraph Fourth of the Company's Certificate of Incorporation authorizing the Reverse Stock Split of the shares of Common Stock of the Company at a ratio ranging from one-to-ten to one-to-thirty, as determined by the Board to be in the best interests of the Company, or to abandon the Reverse Stock Split. The form of the proposed amendment is annexed to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"). The Board believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock by the ratio determined by the Board to be in the best interests of the Company, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

REASONS FOR THE REVERSE STOCK SPLIT AMENDMENT

   The purpose of the Reverse Stock Split is to increase the market price of our Common Stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our Common Stock and improve the likelihood that the Company will be allowed to maintain its listing on the Nasdaq National Market. Assuming stockholder approval of this proposal, the Reverse Stock Split will be effectuated at a ratio ranging from one-to-ten to one-to-thirty, at the Board's sole discretion. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors including but not limited to analysis of the most recent fiscal quarter of the Company and general economic conditions, and will place emphasis on the closing price of the Common Stock on the days immediately preceding the day on which the Reverse Stock Split Amendment is filed. The judgment of the Board as to the ratio shall be conclusive.

   The Company's Common Stock is currently listed on the Nasdaq National Market. The continued listing requirements of the Nasdaq National Market require, among other things, that our Common Stock maintain a closing bid price in excess of $3.00 per share. The Company was advised by Nasdaq on February 14, 2002 that the Company had failed to maintain a minimum bid price of $3.00 per share, and that it must be in compliance with the $3.00 minimum bid price requirement for a minimum of ten consecutive trading days immediately prior to May 15, 2002 or the Company's Common Stock would be delisted. On May 15, 2002, Nasdaq provided us with written notification that our Common Stock would be delisted, subject to appeal, due to our failure to meet the minimum price standard discussed above. We have filed our notice of appeal with the Nasdaq Listing Qualifications Panel, and at this appeal, we will present our plan for future compliance with the Nasdaq National Market standards. Razorfish expects, but cannot assure you, that the Reverse Stock Split will enable the Common Stock to trade above the $3.00 minimum bid price requirement for at least ten consecutive trading days thereafter. On May 17, 2002, the last reported sale price of the Common Stock on the Nasdaq National Market was $ 0.30 per share.

   The Board has determined that the continued listing of our Common Stock on the Nasdaq National Market is in the best interests of the Company's stockholders. Inclusion in the Nasdaq National Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market listing may enhance Razorfish's access to capital and increase its flexibility in responding to anticipated capital requirements. Razorfish believes that prospective investors will view an investment in it more favorably if its shares qualify for listing on the Nasdaq National Market.

   Razorfish also believes that the current per share price level of the Common Stock has reduced the effective marketability of Razorfish's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

   Finally, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

   If the Common Stock is not listed on the Nasdaq National Market and the trading price of the Common Stock were to remain below $3.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

   If we are unable to maintain our Nasdaq National Market listing or are unable to qualify to transfer our listing to the Nasdaq SmallCap Market, our common stock would likely be traded on the OTC Bulletin Board. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

   For all the above reasons, Razorfish believes that the Reverse Stock Split is in the best interests of Razorfish and its stockholders. If the Reverse Stock Split proposal is authorized by the stockholders, the Board will have the discretion to implement a Reverse Stock Split once before the first anniversary of this Annual Meeting, or effect no Reverse Stock Split at all. If the trading price of our Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will increase by a multiple equal to the ratio of the Reverse Stock Split or result in the permanent increase in the market price, which is dependent upon many factors including the performance and prospects of Razorfish. Also, should the market price of a share of Common Stock decrease, the percentage decline as an absolute number and as a percentage of the overall market capitalization of Razorfish may be greater than what would have occurred in the absence of the Reverse Stock Split. Furthermore, the possibility exists that the liquidity of the Common Stock could be adversely affected by the Reverse Stock Split. Finally, if the price of a share of Common Stock declines as a result of the Reverse Stock Split, this will detrimentally impact our market capitalization and the market value of our public float.

   If the stockholders approve the Reverse Stock Split at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (in a ratio determined by the Board within the limits set forth herein) is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the first anniversary of this Annual Meeting, the Board's authority to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any Reverse Stock Split.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

   Pursuant to the Reverse Stock Split, each holder of Common Stock, par value $.01 per share ("Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Class A Common Stock, par value $.01 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

   Although the Reverse Stock Split will not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Common Stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on the Nasdaq National Market.

   If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

   The Reverse Stock Split will not affect the par value of the Common Stock or the number of authorized shares of Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on Razorfish's balance sheet will be reduced from its present amount in accordance with the ratio of the Reverse Stock Split, and the additional paid-in capital account will be increased accordingly. The per share net income or loss and net book value per share of the Common Stock will also be increased because there will be fewer shares of Common Stock issued and outstanding.

   Based on approximately 144,036,423 shares of Common Stock outstanding as of May 15, 2002, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Stock Split:

 Proposed Reverse Stock                                 Approximate Number of
          Split              Percentage Reduction     Shares to be Outstanding
 ----------------------      --------------------     ------------------------
        1 for 10                     90.0%                           14,404,000
        1 for 11                     90.9%                           13,094,000
        1 for 12                     91.7%                           12,003,000
        1 for 13                     92.3%                           11,080,000
        1 for 14                     92.9%                           10,288,000
        1 for 15                     93.3%                            9,602,000
        1 for 16                     93.8%                            9,002,000
        1 for 17                     94.1%                            8,473,000
        1 for 18                     94.4%                            8,002,000
        1 for 19                     94.7%                            7,581,000
        1 for 20                     95.0%                            7,200,000
        1 for 21                     95.2%                            6,859,000
        1 for 22                     95.5%                            6,547,000
        1 for 23                     95.7%                            6,263,000
        1 for 24                     95.8%                            6,002,000
        1 for 25                     96.0%                            5,761,000
        1 for 26                     96.2%                            5,540,000
        1 for 27                     96.3%                            5,335,000
        1 for 28                     96.4%                            5,144,000
        1 for 29                     96.6%                            4,967,000
        1 for 30                     96.7%                            4,801,000

   All outstanding options and warrants will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the Effective Date. The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock, or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

   The Company is currently authorized to issue a maximum of 200,000,000 shares of Common Stock. As of May 15, 2002, there were approximately 144,036,423 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to the number of Common Shares issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, in accordance with the ratio of the Reverse Stock Split.

   With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's stockholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

   The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

   As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board including, among others, future financing transactions. Although this increase could, under certain circumstances, have an anti-takeover effect (by, for example, permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Razorfish with another company), the Reverse Stock Split is not being proposed in response to any effort of which management of Razorfish is aware to accumulate shares of Common Stock or obtain control of Razorfish, nor is it part of a similar plan by management.

   Holders of the Common Stock have no preemptive or other subscription rights.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT; EXCHANGE OF STOCK CERTIFICATES

   The Reverse Stock Split, if approved by the Company's stockholders, will become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Company's Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Appendix A, with the split ratio to be determined by the Board. It is expected that such filing will take place on or shortly after the date of the Annual Meeting, assuming the stockholders approve the Reverse Stock Split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

   Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse

Stock Split. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

   STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

   The Company intends to use American Stock Transfer and Trust Company as its exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

FRACTIONAL SHARES

   The Company will issue fractional shares in connection with the Reverse Stock Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement, all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. This discussion is for general information only. This discussion is applicable only to stockholders who hold their Old Common Stock as capital assets. This discussion does not address consequences which may apply to certain stockholders in light of their individual circumstances (such as persons subject to the alternative minimum tax) or to special classes of taxpayers (such as non-resident alien individuals and foreign entities, dealers in securities, insurance companies, and tax-exempt entities). This discussion also does not address any tax consequences of the Reverse Stock Split under state, local or foreign law.

   ACCORDINGLY, STOCKHOLDERS ARE URGED AND EXPECTED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

   The Company should not recognize gain or loss as a result of Reverse Stock Split. No gain or loss should be recognized by a stockholder as a result of the Reverse Stock Split. A stockholder's adjusted tax basis in shares of New Common Stock will be the same as such stockholder's adjusted tax basis in the shares of Old Common Stock exchanged therefor. The holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor.

APPRAISAL RIGHTS

   No appraisal rights are available under Delaware Corporate Law or under the Company's Certificate of Incorporation or By-Laws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Amendment. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

                                PROPOSAL NO. 3

                     ADOPTION OF 2002 STOCK INCENTIVE PLAN

   The stockholders are being asked to approve the adoption of our 2002 Stock Incentive Plan (the "2002 Plan"). The 2002 Plan was adopted by the Board of Directors in May 2002.

   The 2002 Plan will enable the Company to continue to grant awards as needed to attract employees and other service providers and provide sufficient flexibility for the Company to structure management incentives. The 2002 Plan is intended to enhance the Company's ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers. It is also intended to increase stockholder value by further aligning the interests of these individuals with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 3.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION
                       OF THE 2002 STOCK INCENTIVE PLAN

   The following summary of the 2002 Plan is subject in its entirety to the specific language of the 2002 Plan, a copy of which is available to any stockholder upon request and is attached hereto as Appendix B.

General Description

   Available Shares. Subject to adjustment to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations, the maximum aggregate number of shares which may be issued pursuant to all awards is 7,200,000 shares (subject to appropriate adjustment in accordance with the ratio of the Reverse Stock Split). Any shares covered by an award (or portion of an award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2002 Plan. If any unissued shares are retained by the Company upon exercise of an award in order to satisfy the exercise price for such award or any withholding taxes due with respect to such award, such retained shares subject to such award shall become available for future issuance under the 2002 Plan (unless the 2002 Plan has terminated). Shares that actually have been issued under the 2002 Plan pursuant to an award shall not be returned to the 2002 Plan and shall not become available for future issuance under the 2002 Plan, except that if unvested shares are forfeited, or repurchased by the Company at their original purchase price, such shares shall become available for future grant under the 2002 Plan.

   Administration. The 2002 Plan will be administered by the Compensation Committee. The Compensation Committee will be authorized to construe, interpret and implement the provisions of the 2002 Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of awards and, with the consent of the grantee, to amend the terms of any outstanding award. The determinations of the Compensation Committee are made in its sole discretion and are conclusive. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to Code Section 162(m), the committee is and will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board may authorize one or more officers to grant such awards.

   Eligibility. Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options (within the meaning of Section 422 of the Code) may be granted only to employees of the Company or a subsidiary. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Compensation Committee may determine from time to time.

   Form of Awards. The 2002 Plan provides for an award of options that may include incentive stock options and non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares or any combination of these.

   The exercise price of awards must be equal to at least 100% of the fair market value of a share of the Common Stock on the date of grant unless otherwise determined by the Compensation Committee. However, incentive stock options must have an exercise price of at least 100% of such fair market value (110% in the case of incentive stock options granted to stockholder with greater than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary). The Compensation Committee will also determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

   The term of each award shall be the term stated in the award agreement, provided, however, that the term of an incentive stock option will be no more than ten (10) years from the date of grant thereof. However, in the case of an incentive stock option granted to a grantee who, at the time the option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, the term of the incentive stock option shall be five (5) years from the date of grant or such shorter term as may be provided in the award agreement.

   Amendment and Termination. The Board of Directors may, without stockholder approval, amend, suspend or terminate the 2002 Plan at any time or from time to time, unless stockholder approval is required by law or the amendment, suspension or termination affects awards that have already been granted. Unless sooner terminated by the Board of Directors, the provisions of the 2002 Plan terminate on the tenth anniversary of the adoption of the 2002 Plan by the Board of Directors. All awards made under the 2002 Plan prior to its termination remain in effect until they are satisfied or terminated. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 2002 Plan in such a manner and to such a degree as required. The 2002 Stock Incentive Plan will terminate on May 17, 2012 unless previously terminated by the Board.

   Other Terms. Subject to any action that may be required by the stockholders of the Company, the Compensation Committee may, in its discretion, proportionately adjust the number and price of outstanding awards, the number of shares authorized for issuance under the 2002 Plan and the per employee share limitation, in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on the capitalization of the Company. In the event of a Change in Control, Corporate Transaction or Related Entity Disposition (each as defined in the 2002 Plan), the Adminstrator has the authority to accelerate the vesting schedule of, release from restrictions on transfer of and terminate forfeiture rights with respect to any outstanding award. The Compensation Committee may establish programs that provide for the exchange of awards for one or more other types of awards by certain key persons and the grant of certain types of awards to one or more classes of key persons. In addition, the Compensation Committee may at any time offer to buy out for cash or shares of Common Stock any outstanding award.

   Tax Consequences. The following summary of the U.S. federal income tax consequences of the 2002 Plan transactions is based upon U.S. federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. In addition, the optionee shall recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee makes a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition shall result.

   Upon a qualifying disposition of the shares, the optionee shall recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares then the lesser of (i) the difference between the amount realized on disposition of the shares and the exercise price paid for those shares or (ii) the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares shall be taxable as ordinary income. Any additional gain recognized upon the disposition shall be a capital gain.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company shall be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance shall the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

   Non-Qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. The optionee shall in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee shall be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-qualified stock option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee shall not recognize any taxable income at the time of exercise but shall have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

   The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-qualified stock option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee shall not recognize any additional ordinary income as and when the repurchase right lapses.

   The Company shall be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified stock option. In general, the deduction shall be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

   Stock Appreciation Rights. An optionee who is granted a stock appreciation right shall recognize ordinary income in the year exercised equal to the amount of the appreciation distribution. The Company shall be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

   Direct Stock Issuance. The tax principles applicable to direct stock issuances under the 2002 Plan (either as restricted stock or in payment of other awards) shall be substantially the same as those summarized above for the exercise of unvested shares of the Company's Common Stock under non-qualified stock option grants.

   Limitations on Razorfish's compensation deduction. Although it is anticipated that certain awards under the 2002 Plan will, pursuant to Section 162(m) of the Code, meet the requirements to avoid a limit on deductibility, no assurances can be given that all awards will meet such requirements. Specifically, awards of restricted stock will be subject to the limitation on deductibility imposed by Section 162(m) of the Code. Accordingly, the 2002 Plan limits to 3,000,000 the number of options and stock appreciation rights that may be granted to an employee in any one fiscal year, ensuring compliance under the requirements of Code Section 162(m) for compensation attributable to the 2002 Plan intended to qualify as deductible performance-based compensation.

   The foregoing is only a summary of the current effect of federal income taxation upon the holder and the Company with respect to the shares purchased under the 2002 Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

   Amended Plan Benefits. As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options subject to stockholder adoption of the proposed plan. The benefits to be received pursuant to the 2002 Plan by the Company's executive officer's directors and employees are not determinable at this time.

                     EQUITY COMPENSATION PLAN INFORMATION

   The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including the 1997 Stock Option Plan, the 1999 Stock Incentive Plan and the 2000 Non-Officer Stock Incentive Plan. No information is provided regarding the 2002 Stock Option Plan because it has not been approved by stockholders.

                                                                                 Number of securities
                                                                                  remaining available
                                          Number of securities                    for future issuance
                                           to be issued upon   Weighted-average      under equity
                                              exercise of       exercise price    compensation plans
                                              outstanding       of outstanding   (excluding securities
                                           options, warrants   options, warrants     reflected in
Plan Category                                and rights (a)     and rights (b)      column (a)) (c)
-------------                             -------------------- ----------------- ---------------------
Equity compensation plans approved by
  security holders(1)....................      16,001,003           $ 8.32             7,066,448
Equity compensation plans not approved by
  security holders(2)....................       1,843,827           $24.85             2,096,616
                                               ----------           ------             ---------
Total/Weighted Ave./ Total...............      17,844,860           $12.10             9,163,064
                                               ==========           ======             =========

--------
(1) Includes all shares of Common Stock issuable under our 1999 Stock Incentive Plan, which was originally approved by our stockholders in March 1999. The total number of shares issuable under the 1999 Stock Incentive Plan was increased in December 2000 by 14,778,100 shares of Common Stock (21,902,912 shares in the aggregate) without stockholder approval pursuant to a letter issued by the Nasdaq Stock Market determining such approval was not required because the 1999 Stock Incentive Plan is broadly based.

(2) During 2001 the Company used approximately 6,000,000 options in lieu of cash to meet severance obligations.

   The Board of Directors adopted the 2000 Non-Officer Stock Incentive Plan (the "2000 Plan") on January 7, 2000 and amended the 2000 Plan on April 7, 2000. The 2000 Plan was adopted after the Company's acquisition of iCube as of means of providing incentive compensation to non-officer employees who joined the Company in connection with that acquisition. The 2000 Plan is administered by the Compensation Committee. Pursuant to the 2000 Plan, the Compensation Committee may grant awards, in its discretion, only to employees of the Company who are not officers of the Company. Awards may be options, restricted stock, stock appreciation rights, dividend equivalent rights, performance shares, or performance units. To date, the Compensation Committee has only granted options under the 2000 Plan.

   The maximum aggregate number of shares of Common Stock which may be issued pursuant to the 2000 Plan is ten (10,000,000) million. Shares underlying awards that are forfeited or canceled are not counted as having been issued under the 2000 Plan. The exercise price of an award under the 2000 Plan is generally 100% of the fair market value of the Common Stock on the date of grant of the award. However, the Compensation Committee may grant awards above or below fair market value.

                           AVAILABILITY OF FORM 10-K

   The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K as amended for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission. Such requests should be addressed to Razorfish, Inc., 107 Grand Street, New York, New York 10013, Attention:
Investor Relations.

                                 OTHER MATTERS

   The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. The Board of Directors is not presently aware of any other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. The presiding officer at the Annual Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the procedures set forth in the Company's By-Laws or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

   It is important that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope, or to vote using Razorfish's telephone or Internet voting procedures.

Stockholder Proposals for the 2003 Annual Meeting

   Any stockholder proposal which is intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 107 Grand Street, New York, New York 10013, Attention:
General Counsel, by no later than February 5, 2003, if such proposal is to be considered for inclusion in the Company's proxy statement and proxy for that meeting. In order for a stockholder proposal, which is not included in Razorfish's proxy statement or form of proxy, to be considered timely for the 2003 annual meeting, the stockholder proposal must be received no later than March 22, 2003. Stockholders who intend to bring business before the meeting must also comply with the applicable procedures set forth in the

Company's By-Laws. The Company will furnish copies of such By-Law provisions upon written request to the Secretary of the Company at the aforementioned address.

                                          By Order of the Board of Directors,

                                          /S/  JEAN-PHILIPPE MAHEU
                                          --------------------------------------
                                          Jean-Philippe Maheu
                                          Chief Executive Officer

New York, New York
May 20, 2002

                                                                     APPENDIX A

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                                RAZORFISH, INC.

   The undersigned, the Chief Executive Officer of Razorfish, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

   FIRST:   That the name of the Corporation is Razorfish, Inc.

   SECOND: That the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on January 27, 1999.

   THIRD: That paragraph FOURTH of said Certificate of Incorporation is hereby amended by adding to the end of the second paragraph, the following:

               "Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all shares of Class A Common Stock of the Corporation that are either issued or outstanding or held as treasury shares (collectively "Existing Class A Common Stock") shall be and hereby are automatically combined
               and reclassified as follows: each [      ] (      ) shares of
               Existing Class A Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding Class A Common Stock ("New Class A Common Stock"). In the case
               of any holder of fewer than [        ] (         ) Shares of
               Existing Class A Common Stock or any number of shares of
               Existing Class A Common Stock which, when divided by [        ]
               (      ), does not result in a whole number (such fractional
               interest, a "Fractional Share"), such Fractional Share of New Class A Common Stock resulting from the Reverse Split shall be issued and, upon such issuance, be deemed to have been duly authorized, fully paid, validly issued and nonassessable.

               The Corporation shall, through its transfer agent, provide certificates representing New Class A Common Stock to holders of Existing Class A Common Stock in exchange for certificates representing Existing Class A Common Stock. From and after the Effective Date, certificates representing shares of Existing Class A Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Class A Common Stock. For all options and warrants issued by the Corporation which are outstanding on the Effective Date, the number of shares into which they are exercisable shall be accordingly reduced and the per share exercise price therefore shall be accordingly increased to account for the Reverse Split.

               From and after the Effective Date, the term "New Class A Common Stock" as used in this paragraph FOURTH shall mean Class A Common Stock as provided in the Certificate of Incorporation.

   FOURTH: The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Company's By-Laws at a meeting of the Board of Directors of the Corporation.

   FIFTH: At the Annual Meeting of the Stockholders of the Corporation, duly called and held, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

   SIXTH: This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware

   The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument
on [        ], 2002.

                                          RAZORFISH, INC.

                                          By:
                                             -------------------------
                                             Name: Jean-Philippe Maheu
                                                  Chief Executive Officer

                                                                     APPENDIX B

                                RAZORFISH, INC.

                           2002 STOCK INCENTIVE PLAN
                             (adopted in May 2002)

   1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

   2.  Definitions.  As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

      (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

      (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

      (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

      (f) "Board" means the Board of Directors of the Company.

      (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

      (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

      (i) "Code" means the Internal Revenue Code of 1986, as amended.

      (j) "Committee" means any committee appointed by the Board to administer the Plan.

      (k) "Common Stock" means the Class A common stock of the Company.

      (l) "Company" means Razorfish, Inc., a Delaware corporation.

      (m) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

      (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

      (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). For purposes of Incentive Stock Options, no such approved leave of absence may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

      (p) "Corporate Transaction" means any of the following transactions:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

          (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

          (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
       Act) of securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

      (q) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

      (r) "Director" means a member of the Board or the board of directors of any Related Entity.

      (s) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

      (t) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

      (u) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

      (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

      (x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

      (y) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (z) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (aa) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (bb) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

      (cc) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (dd) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

      (ee) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

      (ff) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

      (gg) "Plan" means this 2002 Stock Incentive Plan.

      (hh) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

      (ii) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

      (jj) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

      (kk) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

      (ll) "Share" means a share of the Common Stock.

      (mm) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (nn) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

3.  Stock Subject to the Plan.

   (a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 7,200,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

   (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.  Administration of the Plan.

   (a) Plan Administrator.

      (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
   (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from
   Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

      (ii) Administration With Respect to Consultants and Other
   Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

      (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

      (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

   (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

      (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

      (ii) to determine whether and to what extent Awards are granted hereunder;

      (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

      (iv) to approve forms of Award Agreements for use under the Plan;

      (v) to determine the terms and conditions of any Award granted hereunder;

      (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

      (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

      (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

      (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

   (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5.  Eligibility.

   Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.  Terms and Conditions of Awards.

   (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

   (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

   (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

   (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

   (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

   (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

   (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

   (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

   (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

   (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

   (k) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be 3,000,000 shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

   (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7.  Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

   (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

      (i) In the case of an Incentive Stock Option:

          (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

          (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

      (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

      (iv) In the case of other Awards, such price as is determined by the Administrator.

      (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

   (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

      (i) cash;

      (ii) check;

      (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

      (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

      (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

      (vi) any combination of the foregoing methods of payment.

   (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

   (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8.  Exercise of Award.

   (a) Procedure for Exercise; Rights as a Stockholder.

      (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

      (ii) An Award shall be deemed to be exercised upon the later of receipt by the Company of (i) written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and (ii) full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

   (b) Exercise of Award Following Termination of Continuous Service.

      (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

      (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

      (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

   (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9.  Conditions Upon Issuance of Shares.

   (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.  Adjustments Upon Changes in Capitalization.

   Subject to any required action by the stockholders of the Company, the Administrator may, in its discretion, proportionately adjust the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been ''effected without receipt of consideration.'' Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.  Corporate Transactions/Changes in Control/Related Entity Dispositions.

   Except as may be provided in an Award Agreement:

      (a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent or affirmed by the surviving entity in a Corporate Transaction involving a merger.

      (b) The portion of any Incentive Stock Option accelerated under this
   Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of
   Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12.  Effective Date and Term of Plan.

   The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to
Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.  Amendment, Suspension or Termination of the Plan.

   (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

   (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

   (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.  Reservation of Shares.

   (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.  No Effect on Terms of Employment/Consulting Relationship.

   The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

16.  No Effect on Retirement and Other Benefit Plans.

   Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a ''Retirement-Plan'' or ''Welfare Plan'' under the Employee Retirement Income Security Act of 1974, as amended.

17.  Stockholder Approval.

   The Plan became effective when adopted by the Board in May 2002. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF RAZORFISH, INC.
                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 11, 2002

         The undersigned stockholder of RAZORFISH, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 30, 2002, and Razorfish's Annual Report on Form 10-K, and hereby appoints Jean-Philippe Maheu and John Roberts, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of RAZORFISH, INC. to be held on July 11, 2002 at 11:00 a.m., eastern time, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                (Continued and to be signed on the reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                 RAZORFISH, INC.

                                  July 11, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS [graphic of arrow] [ ]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, FOR approval of the amendment to the Certificate of Incorporation in Proposal No. 2, and FOR adoption of the 2002 Stock Incentive Plan in Proposal No. 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.

1.       PROPOSAL NO. 1:  ELECTION OF DIRECTORS:


                 [ ]    FOR all nominees listed below               [ ]   WITHHOLD AUTHORITY to vote for all
                        (except as indicated)                             nominees listed below

                        Jean-Philippe Maheu
                        Carter F. Bales
                        Bo Dimert
                        Peter A. Lund

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.


          ____________________________________

2. PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK AT A RATIO BETWEEN ONE-TO-TEN AND ONE-TO-THIRTY TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF
     DIRECTORS:


               [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN


3.   PROPOSAL NO. 3: TO ADOPT THE 2002 STOCK INCENTIVE PLAN:


               [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN



                                              DATED: ____________________ , 2002



                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.